UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 13, 2008
Biogen Idec Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19311 (Commission file number)	33-0112644 (IRS Employer Identification No.)

14 Cambridge Center, Cambridge, Massachusetts (Address of principal executive offices)	02142 (Zip Code)
Registrant’s telephone number, including area code (617) 679-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-3.1 Second Amended and Restated Bylaws
EX-10.1 Form of indemnification agreement for directors

Item 1.01 Entry into a Material Definitive Agreement.
     On October 13, 2008, the Board of Directors approved the form of indemnification agreement for the directors of Biogen Idec Inc. (the “Company”). The Company expects each of its directors to execute this indemnification agreement, substantially in the form approved. Under the form of indemnification agreement:
•	Directors are indemnified against expenses, judgments and other losses resulting from being a party to, or otherwise participating in, any legal proceeding by virtue of having served as a director of the Company. For proceedings brought by or on behalf of the Company, indemnification is limited to expenses incurred by directors in connection with such proceedings.

•	The Company will advance expenses incurred by directors in defending against such proceedings.

•	Indemnification is not available for acts constituting bad faith, for proceedings brought by a director (other than to enforce his or her rights under the indemnification agreement), or to the extent prohibited by applicable law.

•	If indemnification is unavailable to a director with respect to a claim for which the Company is jointly liable, the Company will contribute to the expenses, judgments and other losses incurred by a director in proportion to the relative benefits received by, and the relative fault of, the Company and the director in connection with the events giving rise to such losses.
     The foregoing description is qualified in its entirety by reference to the form of indemnification agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On October 13, 2008, the Board of Directors adopted the following amendments to the Company’s Amended and Restated Bylaws:
•	Sections 2.2, 3.1. A stockholder proposing business or nominating persons for election to the Board of Directors at an annual meeting of stockholders must include the following additional information in its advance notice to the Company: (1) any warrants, options or other derivative instruments relating to the Company’s stock that are held by such stockholder, (2) any agreements such stockholder has with respect to the business proposal, (3) any voting commitment by such stockholder’s director nominee, and (4) whether such stockholder is part of a group that intends to deliver a proxy statement or solicit proxies.

•	Section 2.8. The Chairman of the Board, in addition to the stockholders, may adjourn a meeting of stockholders, whether or not a quorum is present.

•	Sections 2.11, 2.14. Any stockholder intending to initiate a consent solicitation must notify the Board of Directors of such intent so that the Board of Directors can set a record date for the consent solicitation. The Company may appoint an inspector of written consents for such consent solicitation.

•	Section 3.1. A stockholder may nominate persons for election to newly-created Board seats at an annual meeting of stockholders during a specified period if there is no public announcement of the additional nominees at least 100 days before the anniversary of the proxy filing for the previous annual meeting. In addition, a stockholder may nominate persons for election to the Board of Directors at any special meeting at which directors are to be elected pursuant to the Company’s notice of meeting in accordance with procedures similar to those that apply to annual meetings of stockholders.

•	Section 3.6. In place of the requirement to hold an annual organizational meeting promptly following the annual meeting of stockholders, the Board of Directors is given the flexibility to hold its annual organizational meeting at such time and place as it determines.

•	Sections 6.1, 6.2, 6.6. Additional procedures are set forth for (1) determining a director’s or officer’s entitlement to indemnification and selecting independent counsel as part of such determination, (2) the Company assuming the defense of claims against an indemnified individual and (3) paying indemnification claims.
The Board of Directors also adopted minor, clarifying amendments to other sections of the Bylaws and restated them in their entirety as the Company’s Second Amended and Restated Bylaws.
     The foregoing description is qualified in its entirety by reference to the marked copy of the Company’s Second Amended and Restated Bylaws, which is filed as Exhibit 3.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
     The exhibits listed on the Exhibit Index immediately preceding such exhibits are filed as part of this Current Report on Form 8-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biogen Idec Inc.
By:	/s/ Robert A. Licht
Robert A. Licht
Vice President and Assistant Secretary

Date: October 17, 2008

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Second Amended and Restated Bylaws (marked). Filed herewith.

10.1	Form of indemnification agreement for directors. Filed herewith.